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                                                                 EXHIBIT 99.1(i)


                               THE BENCHMARK FUNDS

              AMENDMENT NO. 9 TO AGREEMENT AND DECLARATION OF TRUST



     WHEREAS, Section 4.1 of the Agreement and Declaration of Trust dated July 15, 1982, as amended (the "Declaration"), of The Benchmark Funds (the "Trust") provides that the Declaration may be amended to establish and designate new Series of Units by and instrument in writing executed by a majority of the Trustees of the Trust and setting forth such establishment and designation and the relative rights and preferences of such Series;

     NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust, (1) hereby amend the Declaration by designating and establishing two additional Series of Units to be known respectively as "Tax-Exempt Units" and "Government Select Units", each such new Series to have the relative rights and preferences set forth in Subsections (a) through (k) of Section 4.2 of the Declaration, and (2) hereby determine pursuant to Section 7.3 of the Declaration that the foregoing amendment shall be effective upon the execution of a certificate by a Trustee or Officer of the Trust to the effect that said amendment has been duly adopted.
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                               THE BENCHMARK FUNDS

                              OFFICER'S CERTIFICATE

     The undersigned, Nancy L. Mucker, the duly elected, appointed and serving Vice President of The Benchmark Funds, hereby certifies that Amendment No. 9 to the Agreement and Declaration of Trust dated July 15, 1982 of The Benchmark Funds, a copy of which is attached hereto, has been duly adopted by the Board of Trustees of said entity than said Amendment No. 9 is effective as of the date hereof.

Date this 1st day of October, 1990.



                                                 /s/ Nancy L. Mucker
                                                 ------------------------
                                                 Nancy L. Mucker


STATE OF ILLINOIS                   :
                                    : ss.
COUNTY OF COOK                      :

     Then personally appeared the above-named Nancy L. Mucker and acknowledged this instrument to be her free act and deed this 1st day of October, 1990.


                                                  /s/ Nancy L. Mucker
                                                  ------------------------
                                                  Notary Public

                                                  My commission expires:11-21-92


[NOTARIAL SEAL]